Exhibit 10.5
FOURTH AMENDMENT TO THE
DISNEY SAVINGS AND INVESTMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010

WHEREAS, The Walt Disney Company (the “Company”) maintains the Disney Savings and Investment Plan, as amended and restated effective January 1, 2010 (the “Plan”); and

WHEREAS, Article 12 of the Plan authorizes the Committee under the Plan to make certain Plan amendments; and

WHEREAS, the Committee desires to amend the Plan to change the compensation limit for matching contributions;

NOW, THEREFORE, this Fourth Amendment to the Plan is hereby adopted, effective January 1, 2015:

1.	Section 3.02(a) (“Matching Contributions”) of the Plan, shall be amended in its entirety to read:

(a) Each Employer will contribute, with respect to Participants (other than ESPN Regular Remote Employees) employed by it who have met the eligibility requirements set forth in Section 3.02(b), a Matching Contribution equal to 50% of so much of the aggregate Tax-Deferred Contributions and Roth Contributions made on behalf of the Participant for the Plan Year as do not exceed 4% (6% to the extent the Participant is a Covered Employee described in Section 1.19(a)(ii) or (iii)) of the Participant’s Compensation for the Plan Year, determined without regard to the Maximum Compensation Limitation, disregarding, for the Plan Year in which the Participant first satisfies the eligibility requirements, contributions made and Compensation earned before the Participant satisfies the eligibility requirements or enrolls in the Plan, if later; provided, however, that Matching Contributions made on behalf of a Participant for any Plan Year shall not exceed 2% (3% to the extent the Participant is a Covered Employee described in Section 1.19(a)(ii) or (iii)) of the ~~Participant’s Compensation~~ Maximum Compensation Limitation for the Plan Year~~, limited by the Maximum Compensation Limitation~~.

IN WITNESS WHEREOF, the undersigned has caused this Fourth Amendment to be executed this 30th day of April, 2015.

By:	/s/ JEFFERY E. SHAPIRO
Jeffrey E. Shapiro Vice President, Enterprise Benefits Authorized Representative and Committee Member